INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 127 to Registration Statement (No. 2-67052) on Form N-1A of Forum Funds of our reports for Brown Advisory Maryland Brown Fund, Brown Advisory Small Cap Growth Fund and Brown Advisory Growth Equity Fund dated June 28, 2002 in the Statements of Additional Information, which are part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 10, 2003